SEAFIRST RETIREMENT FUNDS
                                   FORM N-SAR
                       FISCAL PERIOD ENDED AUGUST 31, 1996



SUB-ITEM 77D:  POLICIES WITH RESPECT TO SECURITY INVESTMENTS

(E) Pursuant to an order by the Securities and Exchange Commission (Release No. IC-22132, August 12, 1996), the Blue Chip, Asset Allocation and Bond Funds (each, a "Seafirst Fund") may now use their uninvested cash reserves to purchase shares of money market funds advised by Bank of America National Trust & Savings Association. A Seafirst Fund's aggregate investment in one of such money market funds cannot exceed the greater of 5% of such Seafirst Fund's total net assets or $2.5 million.




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                        MASTER INVESTMENT TRUST, SERIES I
                                   FORM N-SAR
                       FISCAL PERIOD ENDED AUGUST 31, 1996


SUB-ITEM 77D:     POLICIES WITH RESPECT TO SECURITY INVESTMENTS

(E) Pursuant to an order by the Securities and Exchange Commission (Release No. IC-22132, August 12, 1996), the Investment Portfolios of Master Investment Trust, Series I (each, a "Portfolio") may now use their uninvested cash reserves to purchase shares of money market funds advised by Bank of America National Trust & Savings Association. A Portfolio's aggregate investment in one of such money market funds cannot exceed the greater of 5% of such Portfolio's total net assets or $2.5 million.

SUB-ITEM 77I:     TERMS OF NEW OR AMENDED SECURITIES

(B) The International Equity Portfolio, an investment portfolio of Master Investment Trust, Series I, began offering its shares of beneficial interest on May 13, 1996. The information required by Sub-Item 77I(b) is incorporated herein by reference to Item Nos. 6 and 18 of Amendment No. 5 to the Registration Statement on Form N-1A of Master Investment Trust, Series I (Registration No. 811-8086), as filed with the Securities and Exchange Commission on June 28, 1996.




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                       MASTER INVESTMENT TRUST, SERIES II
                                   FORM N-SAR
                       FISCAL PERIOD ENDED AUGUST 31, 1996



SUB-ITEM 77H: CHANGES IN CONTROL OF REGISTRANT

(B) On July 1, 1996, the National Municipal Bond Fund of Pacific Horizon Funds, Inc., the sole interestholder of the National Municipal Bond Portfolio of Master Investment Trust Series II, gave notice that it wanted to redeem its entire holdings. Complete redemption distributions were paid to the National Municipal Bond Fund on July 1, 1996. Such distributions effectively liquidated the National Municipal Bond Portfolio of Master Investment Trust, Series II. The National Municipal Bond Portfolio is the only series of beneficial interest offered by Master Investment Trust, Series II.